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                                                                    EXHIBIT 23.1


                     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Stockholders
InnerDyne, Inc.:

        We consent to incorporation by reference in Registration Statements No. 33-49628, 33-80022, 33-80032, 333-07859 and 333-58381 on Forms S-8 and
Registration Statements No. 33-96266 and 333-12801 on Forms S-3 of InnerDyne, Inc. of our report dated January 29, 1999, relating to the balance sheets of InnerDyne, Inc. as of December 31, 1998 and 1997, and the related statements of operations, stockholder's equity and cash flows, for each of the years in the three-year period ended December 31, 1998, which report appears in this Form 10-K of InnerDyne, Inc.


                                                          KPMG LLP


San Francisco, California
March 25, 1999